Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cheryl Presuto	Donald C. Weinberger/Diana Bittner (media)
Chief Financial Officer	Wolfe Axelrod Weinberger Associates, LLC
TeamStaff, Inc.	212-370-4500
1 Executive Drive	don@wolfeaxelrod.com
Somerset, NJ 08873	diana@wolfeaxelrod.com
866-352-5304

TeamStaff To Conduct Conference Call
– Management to Update Investment Community on June 3rd at 11 am ET –
Letter to Shareholders Issued –

Somerset, New Jersey– May 28, 2010 — TeamStaff, Inc., (NASDAQ: TSTF) a leading healthcare and logistics services provider to the Federal Government and Department of Defense, today announced that its management team will conduct a conference call to update the investment community on Thursday, June 3, 2010 at 11am ET. The call will be hosted by Mr. Zach Parker, President and CEO of TeamStaff, who’ll begin with prepared remarks and a follow up with a question and answers session.

Interested parties may participate in the call by dialing (877) 869-3847; international callers dial (201) 689-8261 about 5 – 10 minutes prior to 11:00 AM EDT. The conference call will also be available on replay starting at 3:00 PM EDT on June 3, 2010 and ending on June 10, 2010. For the replay, please dial (877) 660-6853 (replay account #353, replay conference #351332). The access number for the replay for international callers is (201) 612-7415 (replay account #353, replay conference #351332).

Shareholder Letter

As part of the annual report that shareholders will receive prior to this summer’s Annual Meeting of Shareholders, a letter to shareholders by Mr. Zach Parker, CEO of TeamStaff, was included. Here is a partial excerpt, with a full copy available at http://www.teamstaff.com/presentations/.

Although current economic and business conditions present formidable challenges, and we can not be assured of our success, our leadership team is optimistic about our future. Several factors contribute to our optimism:

•	Our strengths and core competencies in the government services market aligns well with the President’s (and Pentagon’s) budget priorities with particular emphasis in areas supporting logistics and healthcare delivery to existing veterans and those Warfighters soon to return from Iraq and Afghanistan. Our Government Solutions (GS) business offers potential for TeamStaff to be well-positioned for growth in this expanding market.

•	TeamStaff is proud of our relationship with the Department of Veterans Affairs Consolidated Mail Outpatient Pharmacy (CMOP) program and its recent recognition, in 2009, by J.D. Power and Associates for Outstanding Customer Service rated as “Among the Best.” TeamStaff GS is currently the largest provider of staffing services in support of the CMOP system and is honored to provide quality support to our nation’s veterans through the CMOP program.

•	Recent organic growth with wins on key government contract competitions including the Armed Forces Retirement Home healthcare program as well as several critical positions to support American Recovery and Reinvestment Act “ARRA” projects for the United States Department of Agriculture. Tactical wins on small, highly competitive contracts such as these can be leveraged as we expand strategically into adjacent and more profitable government services markets.

•	Demonstrated ability to recruit and retain “top caliber” talent for our key programs. The low voluntary turnover of our nearly 800 employees within the GS business unit is indicative of a high degree of employee satisfaction.

About TeamStaff, Inc.

Headquartered in Somerset, New Jersey, TeamStaff through its subsidiary, TeamStaff Government Solutions, specializes in providing medical, logistics, supply chain management and information technology services to federal agencies including the United States Department of Veterans Affairs and the Department of Defense. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s periodic reports filed with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

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